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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

      Filed Pursuant to Section 13 or 15(d) of the Securities Act of 1934

        Date of Report (Date of earliest event reported) October 6, 1997



                           RUSH ENTERPRISES, INC.
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             (Exact name of registrant as specified in its charter)



 Delaware                           0-20717                        74-1733016
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(State or other                   (Commission                     (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


8810 I.H. 10 East, San Antonio, Texas                                     78218
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code (210) 661-4511
                                                   -----------------------------


                                Not Applicable
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        (Former name or former address, if changed since last report)
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Item 1.          Change in Control of Registrant.

      Not Applicable.


Item 2.          Acquisition or Disposition of Assets.

      On October 6, 1997, certain assets (the "Assets") of C. Jim Stewart & Stevenson, Inc., a Delaware corporation, and Stewart & Stevenson Realty Corporation, a Texas corporation (collectively, "Seller"), were purchased (the "Purchase") by Rush Equipment Centers of Texas, Inc., a Delaware corporation and wholly owned subsidiary of Rush Enterprises, Inc., a Texas corporation (collectively, "Rush"). The Purchase was consummated pursuant to an Asset Purchase Agreement dated effective October 6, 1997 (the "Agreement"), among Seller and Rush.

      As provided in the Agreement, the consideration paid by Rush to Seller for the Assets was approximately $25,100,000, which consisted of approximately $23,000,000 in cash, with the balance in the form of a promissory note. Rush obtained approximately $19,000,000 of the cash consideration through existing credit agreements with Associates Commercial Corporation and The Frost National Bank, a national banking association, and approximately $4,000,000 from the Company's internal funds.

      The amount of consideration paid by Rush for the Assets was arrived at through negotiations between Rush and Seller and was based on a variety of factors, including, but not limited to, the historical book value and historical cash flow of the Assets, the value of the goodwill of the Assets, and the nature of the construction equipment sales industry.

      The Assets are used for the operation of a full service John Deere construction equipment dealership, selling new and used construction equipment, parts and service. The Assets acquired include real property, leased real property, inventories, certain intellectual property rights and tools and equipment used to for repair services. Rush intends to continue to use the Assets in the same manner as used prior to the Purchase.

      The Purchase was accounted for using the purchase method of accounting.


Item 3.          Bankruptcy or Receivership.

      Not Applicable.


Item 4.          Changes in Registrant's Certifying Accountant.

      Not Applicable.





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Item 5.          Other Events.

      Not Applicable.


Item 6.          Resignations of Registrant's Directors.

      Not Applicable.


Item 7.          Financial Statements and Exhibits.

      (a)        Financial Statements.

      It is impractical to provide the required financial statements of Seller at the time of filing this Report. It is anticipated that such financial statements will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed.

      (b)        Pro Forma Financial Information.

      It is impractical to provide the required pro forma financial information with respect to Seller at the time of filing this Report. It is anticipated that such financial information will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed.

      (c)        Exhibit Index.

      Exhibit 2.1 Asset Purchase Agreement effective October 6, 1997, among Rush Equipment Centers of Texas, Inc., Rush Enterprises, Inc., C.Jim Stewart and Stevenson, Inc., and Stewart and Stevenson Realty Corp.

Item 8.          Change in Fiscal Year.

      Not Applicable.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            RUSH ENTERPRISES, INC.


                            By: /s/ Martin A. Naegelin, Jr.
                               -------------------------------------------------
                                    Martin A. Naegelin, Jr.
                                    Vice President and Chief Financial Officer
                                    (Principal Accounting Officer)


DATE: October 21, 1997





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                               INDEX TO EXHIBITS



Exhibit No.                    Description
-----------                    -----------
2.1              Asset Purchase Agreement effective October 6, 1997,
                 among Rush Equipment Centers of Texas, Inc., Rush
                 Enterprises, Inc., C.Jim Stewart and Stevenson, Inc.,
                 and Stewart and Stevenson Realty Corp.
